UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT: November 20, 2009

CHINA NORTH EAST PETROLEUM HOLDINGS LIMITED
(Exact name of Registrant as specified in its charter)

Nevada	000-49846	87-0638750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

445 Park Avenue, New York, New York 10022
 (Address of principal executive offices)

(212) 307-3568
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2009, Yu Liguo resigned as a Director of the Board of Directors of the China North East Petroleum Holdings Limited (the “Company”).  Mr. Yu’s resignation was due to personal reasons and not because of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

On November 20, 2009, our Board of Directors appointed Mrs. Guizhi Ju as a Director of the Board of Director the Company effective immediately.

Guizhi Ju, the founder of Songyuan North East Petroleum Technical Services Co., Ltd., has more than 25 years of company leadership and management experience. She currently serves as both General Manager and Director of Songyuan Yu Qiao Oil & Gas Development Co., Ltd.  In 2005, she was the Chairman of Songyuan North East Petroleum Technical Services Co., Ltd. Between 2002 and 2005; Ms. Ju founded Harbin Hongxiang Oil Service Company and served as Chairman and Manager. She has extensive experience in business development and operation. Ms. Ju is the mother of our President and Chairman, Mr. Wang Hong Jun.

Ms. Ju will not receive compensation for her services as a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA NORTH EAST PETROLEUM HOLDINGS LIMITED

Date: November 24, 2009	By:	/s/ Wang Hong Jun
Wang Hong Jun
President, Chairman and Chief Executive Officer